UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  January 27, 2010

PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.    Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On January 27, 2010 the Company’s Board of Directors (with interested directors abstaining) waived any inconsistencies with the Company’s Code of Business Conduct and Ethics (the “Code”) related to certain directors’ conflicts of interest regarding the transactions described in Exhibit No. 99.1 attached hereto, to the extent the Board had not previously approved a waiver of the Code with respect to such transactions and to the extent such transactions would constitute a violation (as to one or more directors) of the conflict of interest provisions of the Code. Also, on January 6, 2010 the Audit Committee of the Company’s Board of Directors approved the related-party nature of such transactions to the extent it had not previously approved such transactions. The Board and Audit Committee specified that such waiver and approval would have retroactive effect to the date of commencement of the transactions covered by such waiver and approval.

 Item 8.01.   Other Events

On January 27, 2010 the Company’s Board of Directors declared a cash dividend in the total amount of $0.50 per share, with $0.25 per share payable on February 26, 2010 to stockholders of record as of the close of business on February 15, 2010, and $0.25 per share payable on August 31, 2010 to stockholders of record as of the close of business on August 13, 2010.

 Item 9.01.   Financial Statements and Exhibits

(c)	The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Summary of Related Party Transactions approved by Independent Directors and Audit Committee.
99.2	Press Release of PriceSmart, Inc. dated January 27, 2010.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2010	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Summary of Related Party Transactions approved by Independent Directors and Audit Committee.
99.2	Press Release of PriceSmart, Inc. dated January 27, 2010.

Exhibit 99.1

Summary of Related Party Transactions approved by Independent Directors and Audit Committee

Use of Private Plane: On February 23, 2007 the Company entered into an agreement with PFD Ivanhoe, Inc. to purchase its 6.25% undivided interest in a Citation XLS Aircraft for approximately $658,000. This entitles the Company to 50 hours of flight time per year. Additionally, from time to time members of the Company’s management use additional private planes owned in part by PFD Ivanhoe or La Jolla Aviation, Inc. to travel to business meetings in Central America and the Caribbean. The officers of PFD Ivanhoe, Inc. included Sol Price, Robert Price and Jack McGrory, and it was solely owned by The Price Group, whose members included Sol Price, Robert E. Price, Murray Galinson and Jack McGrory. PFD Ivanhoe, Inc. ceased doing business in June 2009 and subsequently was dissolved. La Jolla Aviation, Inc. began operations in July 2009. La Jolla Aviation, Inc. is solely owned by The Robert and Allison Price Trust, and Robert Price is a Director and Officer of La Jolla Aviation, Inc. Under the "original use agreement," if the passengers are solely Company personnel, the Company has reimbursed PFD Ivanhoe, and will now reimburse La Jolla Aviation, for a portion of the fixed management fee and additional expenses that PFD Ivanhoe incurred, and that La Jolla Aviation will incur, as a result of the hours flown, including direct charges associated with the use of the plane, landing fees, catering and international fees. If the passengers are not solely PriceSmart, Inc. personnel and if one or more of the passengers is a member of the Price Group (including Robert E. Price), the Company has reimbursed PFD Ivanhoe, and will now reimburse La Jolla Aviation for use of the aircraft based on the amounts the passengers would have paid if they had flown a commercial airline. The Company incurred expenses of approximately $3,000 for the three months ended November 30, 2008 for these services. The Company did not incur any expenses for the three months ended November 30, 2009 for these services. It is anticipated that from time to time such expenses will continue to be incurred on a similar basis.

Relationships with Edgar Zurcher: Edgar Zurcher was a director of the Company from November 2000 until February 2008 and has served as a director from October 2009 to the present.  On March 22, 2007, the Company informed certain entities with which Mr. Zurcher is affiliated that the Company was not renewing the Company’s credit card relationship with those entities because the Company had determined that another credit card provider was more suitable for the future needs and expectations of its members. In response, PSC, S.A. and related entities disputed the Company’s right to terminate. On February 11, 2008 the Company announced that it had entered into a Settlement Agreement and Release with PSC, S.A. (“PSC”), Tecnicard, Inc. and Banco de la Produccion, and their affiliates (collectively “PSC Parties”), which resolved the disputes that had been pending between the Company and the PSC Parties.  As required by the Settlement Agreement and Release, Mr. Zurcher resigned from the Company’s board of directors on February 8, 2008, fiscal year 2008. On October 6, 2009, the Company’s Board of Directors resolved to elect Mr. Zurcher to the Board effective October 15, 2009 to fill the vacancy following the resignation of a member of the Board. The Company has accordingly recorded and disclosed related-party expense or income related to the relationships with Edgar Zurcher for the first three months of fiscal years 2010 and 2009. Mr. Zurcher is a partner in a law firm that the Company utilizes in certain legal matters. The Company incurred approximately $14,000 in legal fees and expenses with this firm during the first three months of fiscal year 2010. The Company incurred no legal expenses with this entity during the first three months of fiscal year 2009. Mr. Zurcher is also a director of a company that owns 40% of Payless ShoeSource Holdings, Ltd., which rents retail space from the Company. The Company has recorded approximately $318,000 and $268,000 in rental income for this space during the first three months of fiscal years ended 2010 and 2009, respectively. Additionally, Mr. Zurcher is a director of Molinos de Costa Rica Pasta. The Company paid approximately $51,000 and $68,000 for products purchased from this entity during the first three months of fiscal years 2010 and 2009, respectively. Also, Mr. Zurcher is a director of Roma S.A. dba Roma Prince S.A. PriceSmart purchased products from this entity for approximately $380,000 and $881,000 for the first three months of fiscal years 2010 and 2009, respectively. The Company believes that that the aforementioned legal fees and expenses, rental income and product purchases were consistent with terms that the Company could have obtained from unaffiliated third parties, and it is anticipated that from time to time such transactions will continue to occur upon a similar basis.

Relationship with Gonzalo Barrutieta and Grupo Gigante, S.A.B. de C.V. (“Gigante”): Gigante owns approximately 1.7 million shares of common stock of the Company as of November 30, 2009. Gonzalo Barrutieta who has served as a director of the Company since February 2008, was employed in several capacities with Gigante from 1994 to 2006, most recently as Director of Real Estate and New Business Development. Since 1994, he has served as a member of the board of directors of Gigante. Mr. Barrutieta is also a member of the Board of Directors of Office Depot Mexico, which operates Office Depot Panama. Office Depot Panama rents retail space from the Company. The Company has recorded approximately $60,000 and $59,000 in rental income and common area maintenance charges for this space during the first three months of fiscal years 2010 and 2009, respectively. It is anticipated that the rental income and common area maintenance charges are consistent with terms that the Company could have obtained from unaffiliated third parties and that the lease of this space will continue in future periods.

Relationships with Price Charities: During the first three months of fiscal years 2010 and 2009, the Company sold approximately $14,000 and $8,000, respectively, of supplies to Price Charities, a charitable group affiliated with Robert E. Price and Sol Price. The Company also participates in a donation program with Price Charities allowing its members to donate money at the sales register to “Aprender y Crecer.” The Company remits these collections on a quarterly basis to Price Charities. As of November 30, 2009 and 2008, the liability was approximately $257,000 and $113,000, respectively. The Company believes that that the aforementioned sales were consistent with terms that the Company could have obtained from unaffiliated third parties, and it is anticipated that from time to time such sales as well as remittances will continue to occur on a similar basis.

Capital Contribution:  Robert E. Price is contributing approximately $390,000 in capital to the Company, to fund a special holiday bonus to PriceSmart's non-management employees in memory of the Company's founder, Sol Price.

Exhibit 99.2

PriceSmart Announces Semi-Annual Dividend

San Diego, California (January 27, 2010) – PriceSmart, Inc. (NASDAQ: PSMT, www.pricesmart.com) today announced that its Board of Directors has declared cash dividends, in the total amount of $0.50 per share, $0.25 per share payable on February 26, 2010 to stockholders of record as of the close of business on February 15, 2010 and $0.25 per share payable on August 31, 2010 to stockholders of record as of the close of business on August 13, 2010.

The Company anticipates the ongoing payment of semi-annual dividends in subsequent periods, although the actual declaration of future dividends, the amount of such dividends, and the establishment of record and payment dates is subject to final determination by the Board of Directors in its discretion, after its review of the Company’s financial performance and anticipated capital requirements.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 26 warehouse clubs in 11 countries and one U.S. territory (five in Costa Rica; four in Panama; three each in Guatemala and Trinidad, two each in Dominican Republic, El Salvador and Honduras; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow and related matters.  These forward looking statements include, but are not limited to, statements containing the words "expect,“ "believe,“ "will,“ "may,“ "should,“ "project,” "estimate,“ "scheduled,“ and like expressions, and the negative thereof.  These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; the Company faces significant competition; the Company faces difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company's stockholders own nearly 40% of the Company's voting stock, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company's long-lived or intangible assets have been impaired could adversely affect the Company's future results of operations and financial position; and the Company faces increased compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company's SEC reports, including the Company's Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934 on November 9, 2009.  We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact Robert E. Price, Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.